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                                                                   Exhibit 10(a)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 811-21301 of Master Tax-Exempt Trust on Form N-1A of our reports dated May 21, 2003 on each Trust listed below appearing in the March 31, 2003 Annual Reports of the corresponding feeder funds listed below, in Part B of this Registration Statement.

Trust                                           Corresponding Feeder Funds
-----                                           --------------------------

Master Government Securities Trust              CMA Government Securities Fund
                                                WCMA Government Securities Fund

Master Money Trust                              CMA Money Fund
                                                WCMA Money Fund

Master Tax-Exempt Trust                         CMA Tax-Exempt Fund
                                                WCMA Tax-Exempt Fund

Master Treasury Trust                           CMA Treasury Fund
                                                WCMA Treasury Fund



/s/ Deloitte & Touche LLP

Princeton, New Jersey
July 22, 2003